As filed with the Securities and Exchange Commission on October 27, 1999
                                                               Registration No.
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  DECS Trust VI
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                          Not Applicable
(State of Incorporation or Organization)         (I.R.S. Employer
                                               Identification No.)
        c/o Puglisi & Associates
           850 Library Avenue                         19715
            Newark, Delaware
(Address of Principal Executive Offices)            (Zip Code)


If this Form relates to the                If this Form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12(b)       securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is
pursuant to General Instruction A.(c),     effective pursuant to General
check the following box. |_|               Instruction A.(d), check the
                                           following box. |X|

Securities Act registration file number to which this form relates: Securities
              Act File No. 333-89677 Investment Company Act File No. 811-09647

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                    Name of Each Exchange on Which
      to be so Registered                    Each Class is to be Registered
      -------------------                    ------------------------------

      None                                   N/A


Securities to be registered pursuant to Section 12(g) of the Act:
        DECS representing shares of beneficial interest in DECS Trust VI
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

     A description of the securities to be registered appears on pages 26 through 28 (under the caption "Description of the DECS") and pages 31 through 35 (under the caption "Certain United States Federal Income Tax Considerations") of the registrant's Prospectus (Subject to Completion) dated October 27, 1999 included in the Registration Statement on Form N-2 filed under the Securities Act of 1933, as amended, (File No. 333-89677) and under the Investment Company Act of 1940, as amended, (File No. 811-09647). Such description, as amended or supplemented from time to time, is hereby incorporated by reference herein. In addition, since such description has been included in the form of prospectus filed by the registrant on October 27, 1999, pursuant to Rule 497(h) under the Securities Act of 1933, such prospectus is also hereby incorporated by reference herein.

Item 2.  Exhibits

     All necessary exhibits will be filed with the Nasdaq Stock Market, Inc. in connection with this registration statement, including any amendment to the Registration Statement on Form N-2 filed with the Commission subsequent to the date hereof.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 27, 1999                 DECS TRUST VI



                                         By:  /s/ Donald J. Puglisi
                                              ---------------------
                                              Donald J. Puglisi
                                              As Trustee